Exhibit 31.2

CERTIFICATION

I, Russell L. Skibsted, certify that:

1.	I have reviewed this Amendment No.1 to the annual report on Form 10-K of Alimera Sciences, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2023	/s/ Russell L. Skibsted
Russell L. Skibsted
Chief Financial Officer and Senior Vice President
(Principal Financial and Accounting Officer)